Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Adit EdTech Acquisition Corp. of our report dated September 29, 2021, relating to the consolidated financial statements of Griid Infrastructure, LLC and Subsidiaries, appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Boston, Massachusetts

December 23, 2021